UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Iowa Telecommunications Services, Inc.

(Exact name of registrant as specified in its charter)

Iowa

(State of incorporation or organization)

42-1490040

(I.R.S. Employer Identification No.)

115 S. Second Avenue West

Newton, Iowa

(Address of principal executive offices of registrant)

50208-1046

(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d)(2), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-114349

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1	Description of Registrant’s Securities to be Registered.

The class of securities to be registered hereby is the Common Stock, $0.01 par value (the “Common Stock”), of Iowa Telecommunications Services, Inc., an Iowa corporation (the “Company”).

For a description of the Common Stock, reference is made to the Registration Statement on Form S-1 of the Company (Registration No. 333-114349) initially filed with the Securities and Exchange Commission on April 8, 2004, as subsequently amended by any amendments to such Registration Statement and by any form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, in connection with such Registration Statement, which description is incorporated herein by reference.

Item 2	Exhibits.

Not applicable.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

IOWA TELECOMMUNICATIONS SERVICES, INC.

By:	/s/ Donald G. Henry
	Name:	Donald G. Henry
	Title:	Vice President, General Counsel and Secretary

Dated: November 12, 2004